EXHIBIT 99.1

Additional Financial Information (Unaudited)

The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core manufacturing business with our financial services operations on a pre-tax equity basis. Our manufacturing operations, for this purpose, include our Truck segment, Engine segment, Parts segment, and Corporate items which includes certain eliminations. The manufacturing operations financial information represents non-GAAP financial measures. The reconciling differences between these non-GAAP financial measures and our GAAP condensed consolidated financial statements in Item 1, Condensed Consolidated Financial Statements, are our financial services operations and adjustments required to eliminate certain intercompany transactions between Manufacturing Operations and Financial Services Operations and to adjust for reclasses. Certain of our subsidiaries in our manufacturing operations have debt outstanding with our financial services operations (“intercompany debt”). In the condensed statements of assets, liabilities, redeemable equity securities, and stockholders’ deficit, the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activities.

Condensed Statements of Revenues and Expenses

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Three Months Ended July 31, 2010
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$3,162	$—	$—	$3,162
Finance revenues	—	82	(23)	59

Sales and revenues, net	3,162	82	(23)	3,221

Costs of products sold	2,525	—	—	2,525
Restructuring charges	(10)	1	—	(9)
Selling, general and administrative expenses	331	31	(2)	360
Engineering and product development costs	113	—	—	113
Interest expense	40	24	(6)	58
Other expense (income), net	15	(7)	(15)	(7)

Total costs and expenses	3,014	49	(23)	3,040
Equity in loss of non-consolidated affiliates	(13)	—	—	(13)

Income before income taxes and equity income from financial services operations	135	33	—	168
Equity income from financial services operations	33	—	(33)	—

Income before income taxes	168	33	(33)	168
Income tax expense	(19)	—	—	(19)

Net income (loss)	149	33	(33)	149
Less: Income attributable to non-controlling interests	12	—	—	12

Net income (loss) attributable to Navistar International Corporation	$137	$33	$(33)	$137

Condensed Statements of Revenues and Expenses

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Nine Months Ended July 31, 2010
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$8,610	$—	$—	$8,610
Finance revenues	—	233	(70)	163

Sales and revenues, net	8,610	233	(70)	8,773

Costs of products sold	6,976	—	—	6,976
Restructuring charges	(27)	4	—	(23)
Selling, general and administrative expenses	975	100	(5)	1,070
Engineering and product development costs	338	—	—	338
Interest expense	116	85	(12)	189
Other expense (income), net	22	(17)	(53)	(48)

Total costs and expenses	8,400	172	(70)	8,502
Equity in loss of non-consolidated affiliates	(32)	—	—	(32)

Income before income taxes and equity income from financial services operations	178	61	—	239
Equity income from financial services operations	61	—	(61)	—

Income before income taxes	239	61	(61)	239
Income tax expense	(17)	—	—	(17)

Net income (loss)	222	61	(61)	222
Less: Income attributable to non-controlling interests	38	—	—	38

Net income (loss) attributable to Navistar International Corporation	$184	$61	$(61)	$184

Condensed Statements of Revenues and Expenses

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Three Months Ended July 31, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$2,433	$—	$—	$2,433
Finance revenues	—	92	(19)	73

Sales and revenues, net	2,433	92	(19)	2,506

Costs of products sold	2,119	—	—	2,119
Restructuring charges	—	—	—	—
Selling, general and administrative expenses	275	34	—	309
Engineering and product development costs	101	—	—	101
Interest expense	23	33	—	56
Other expense (income), net	(42)	5	(19)	(56)

Total costs and expenses	2,476	72	(19)	2,529
Equity in loss of non-consolidated affiliates	25	—	—	25

Income before income taxes, extraordinary gain and equity income from financial services operations	(18)	20	—	2
Equity income from financial services operations	20	—	(20)	—

Income before income taxes and extraordinary gain	2	20	(20)	2
Income tax benefit (expense)	(30)	—	—	(30)

Income (loss) before extraordinary gain	(28)	20	(20)	(28)
Extraordinary gain, net of tax	23	—	—	23

Net income (loss)	(5)	20	(20)	(5)
Less: Income (loss) attributable to non-controlling interests	7	—	—	7

Net income (loss) attributable to Navistar International Corporation	$(12)	$20	$(20)	$(12)

Condensed Statements of Revenues and Expenses

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Nine Months Ended July 31, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$8,069	$—	$—	$8,069
Finance revenues	—	273	(58)	215

Sales and revenues, net	8,069	273	(58)	8,284

Costs of products sold	6,737	—	—	6,737
Restructuring charges	55	—	—	55
Selling, general and administrative expenses	886	99	—	985
Engineering and product development costs	339	—	—	339
Interest expense	77	135	(6)	206
Other expense (income), net	(182)	2	(52)	(232)

Total costs and expenses	7,912	236	(58)	8,090
Equity in loss of non-consolidated affiliates	56	—	—	56

Income before income taxes, extraordinary gain and equity income from financial services operations	213	37	—	250
Equity income from financial services operations	37	—	(37)	—

Income before income taxes and extraordinary gain	250	37	(37)	250
Income tax benefit (expense)	(32)	—	—	(32)

Income (loss) before extraordinary gain	218	37	(37)	218
Extraordinary gain, net of tax	23	—	—	23

Net income (loss)	241	37	(37)	241
Less: Income attributable to non-controlling interests	7	—	—	7

Net income (loss) attributable to Navistar International Corporation	$234	$37	$(37)	$234

Condensed Statements of Assets, Liabilities, Redeemable Equity Securities, and Stockholders’ Deficit

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	As of July 31, 2010
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Cash and cash equivalents	$476	$39	$—	$515
Marketable securities	281	20	—	301
Restricted cash and cash equivalents	27	327	—	354
Accounts receivables	1,036	3,089	(158)	3,967
Inventories	1,622	15	—	1,637
Investments in financial services operations	479	—	(479)	—
Investments in non-consolidated affiliates	106	—	—	106
Property and equipment, net	1,334	119	—	1,453
Goodwill and intangible assets, net	583	—	—	583
Other assets	314	36	—	350
Deferred taxes, net	102	50	—	152

Total assets	$6,360	$3,695	$(637)	$9,418

Accounts payable	$1,641	$39	$—	$1,680
Postretirement benefits liabilities	2,228	31	—	2,259
Debt	1,905	3,039	(158)	4,786
Other liabilities	1,626	107	—	1,733
Redeemable equity securities	9	—	—	9
Stockholders’ equity attributable to non-controlling interest	56	—	—	56
Stockholders’ equity (deficit) attributable to controlling interest	(1,105)	479	(479)	(1,105)

Total liabilities, redeemable equity securities, and stockholders’ equity (deficit)	$6,360	$3,695	$(637)	$9,418

Condensed Statements of Assets, Liabilities, Redeemable Equity Securities, and Stockholders’ Deficit

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	As of October 31, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
	(Revised)(A)
(in millions)
Cash and cash equivalents	$1,152	$60	$—	$1,212
Restricted cash and cash equivalents	30	455	—	485
Accounts receivables	915	3,358	(188)	4,085
Inventories	1,634	32	—	1,666
Investments in financial services operations	423	—	(423)	—
Investments in non-consolidated affiliates	62	—	—	62
Property and equipment, net	1,345	122	—	1,467
Goodwill and intangible assets, net	582	—	—	582
Deferred taxes, net	102	57	—	159
Other assets	253	52	—	305

Total assets	$6,498	$4,136	$(611)	$10,023

Accounts payable	$1,929	$131	$(188)	$1,872
Postretirement benefits liabilities	2,635	33	—	2,668
Debt	1,861	3,431	—	5,292
Other liabilities	1,702	118	—	1,820
Redeemable equity securities	13	—	—	13
Stockholders’ equity attributable to non-controlling interests	61	—	—	61
Stockholders’ equity (deficit) attributable to Navistar International Corporation	(1,703)	423	(423)	(1,703)

Total liabilities, redeemable equity securities, and stockholders’ equity (deficit)	$6,498	$4,136	$(611)	$10,023

(A)	Revised; See Note 1, Summary of significant accounting policies, to the accompanying consolidated financial statements.

Condensed Statement of Cash Activities

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Nine Months Ended July 31, 2010
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income	$222	$61	$(61)	$222
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	194	4	—	198
Depreciation of equipment leased to others	21	17	—	38
Amortization of debt issuance costs and discount	19	10	—	29
Deferred income taxes	3	6	—	9
Equity in loss of non-consolidated affiliates	32	—	—	32
Equity in income of financial services affiliates	(61)	—	61	—
Dividends from non-consolidated affiliates	3	—	—	3
Change in intercompany receivable /payable, net	32	(32)	—	—
Other, net	(499)	632	—	133

Net cash provided by (used in) operating activities	(34)	698	—	664

Cash flows from investing activities
Purchases of marketable securities	(924)	(20)	—	(944)
Sales or maturities of marketable securities	643	—	—	643
Net change in restricted cash and cash equivalents	4	337	—	341
Capital expenditures	(161)	(1)	—	(162)
Purchase of equipment leased to others	(1)	(26)	—	(27)
Acquisition of intangibles	(12)	—	—	(12)
Business acquisitions	(2)	—	—	(2)
Other investing activities	(83)	5	10	(68)

Net cash provided by (used in) investing activities	(536)	295	10	(231)

Net cash used in financing activities	(102)	(1,015)	(10)	(1,127)

Effect of exchange rate changes on cash and cash equivalents	(4)	1	—	(3)

Decrease in cash and cash equivalents	(676)	(21)	—	(697)
Cash and cash equivalents at beginning of the period	1,152	60	—	1,212

Cash and cash equivalents at end of the period	$476	$39	$—	$515

Condensed Statement of Cash Activities

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Nine Months Ended July 31, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income (loss)	$241	$37	$(37)	$241
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	210	3	—	213
Depreciation of equipment leased to others	26	16	—	42
Amortization of debt issuance cost	5	7	—	12
Deferred income taxes	4	2	—	6
Equity in income of non-consolidated affiliates	(56)	—	—	(56)
Equity in income of financial services affiliates	(37)	—	37	—
Dividends from non-consolidated affiliates	59	—	—	59
Restructuring charges	—	—	—	—
Change in intercompany receivable/payable, net	(97)	97	—	—
Other, net	(218)	608	—	390

Net cash provided by operating activities	137	770	—	907

Cash flows from investing activities
Purchases of marketable securities	(354)	—	—	(354)
Sales or maturities of marketable securities	356	—	—	356
Net change in restricted cash and cash equivalents	1	48	—	49
Capital expenditures	(118)	(2)	—	(120)
Purchase of equipment leased to others	(1)	(27)	—	(28)
Business acquisitions, net of escrow receipt	(42)	—	—	(42)
Other investment activities	(32)	4	20	(8)

Net cash provided by (used in) investing activities	(190)	23	20	(147)

Net cash used in financing activities	(59)	(807)	(20)	(886)

Effect of exchange rate changes on cash and cash equivalents	8	(2)	—	6

Decrease in cash and cash equivalents	(104)	(16)	—	(120)
Increase in cash and cash equivalents upon consolidation of BDP and BDT	80	—	—	80

Cash and cash equivalents at beginning of the period	775	86	—	861

Cash and cash equivalents at end of the period	$751	$70	$—	$821